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                                                                  EXHIBIT 10.14

                 HOMEPLUG POWERLINE ALLIANCE SPONSORS' AGREEMENT

This Agreement is effective as of ___________________ 2000 by and between 3Com Corporation ("3Com"), Advanced Micro Devices, Inc. ("AMD"), Cisco Systems, Inc. ("Cisco"), Compaq Computer Corporation ("Compaq"), Conexant Systems, Inc. ("Conexant"), Enikia Inc. ("Enikia"), Intel Corporation ("Intel"), Intellon Corporation ("Intellon"), Motorola _________, S3 Incorporated, ("S3"), Tandy Corporation ("Tandy"), Texas Instruments, Inc. ("TI") and the Affiliates of these Corporations, collectively referred to as the "Sponsors" of the HomePlug Powerline Alliance, Incorporated ("Alliance").

                                   Background

A. The Sponsors intend to define, establish and support a home networking system specification which provides the basic networking capability but is also compatible with other uses of the home power outlets. This specification is referred to as Home Powerline Networking.

B. The Sponsors also intend to develop a compliance testing portion of the specification to verify compliance with the Home Powerline Networking specification.

C. The Sponsors wish to encourage broad and open industry adoption of Home Powerline Networking and wish to facilitate the provision of necessary licenses to do so. The Sponsors intend to provide the Home Powerline Networking specification to an appropriate standards body.

D. The Sponsors also desire to provide for the possibility of issuing revisions and updates to the Home Powerline Networking specification.

                                    Agreement

1.     Definitions

1.1. "Adopter" means any entity that has executed an identical copy of the Adopter's Agreement in the form attached hereto as Attachment A ("Adopter's Agreement"), including its Affiliates.

1.2 "Affiliate" is an entity that directly or indirectly controls, is controlled by, or is under common control with another entity, so long as such control exists. "Control" means beneficial ownership of more than fifty percent of the voting stock or equity in an entity.

1.3    "Fellow Adopters" are all the Sponsors, Participants, and Adopters.

1.4 "Participant" means an entity that has executed an identical copy of the Participant Agreement in the form attached hereto as Attachment B
("Participant's Agreement).

1.5 "Necessary Claims" shall mean those claims of all patents, other than design patents and design registrations, throughout the world entitled to an effective filing date prior to January 1, 2005, which a Fellow Adopter, as applicable, or its Affiliates has the right, at any time during the


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term of this Agreement, to grant licenses of the scope granted herein without such grant or the exercise of rights thereunder resulting in payment of royalties or other consideration to third parties (except for payments to Affiliates or to employees within the scope of their employment) and (i) which are necessarily infringed by an implementation of a version of the Specification adopted by the Sponsors pursuant to Section 4.3 below, where such infringement could not have been avoided by another commercially reasonable noninfringing implementation of such Specification, or (ii) for which infringement is based on an implementation of any example included in the body of the Specification. Necessary Claims shall not include, and no license shall apply to, implementation examples included solely in any appendix, exhibit or other attachment to the actual Specification.

1.6 "Specification" means the document entitled Home Powerline Networking as finally adopted by the Sponsors pursuant to Section 4.3 below, authored and published by the Alliance; any updates as finally adopted pursuant to Section 4.4; and non-final versions until a first final version is adopted. The scope of the Specification shall be restricted to that information descriptive (i) of the electrical characteristics and protocols of physical interfaces, (ii) of a standard set of transmitted signals and (iii) of such test procedures as required to establish conformance of devices to items (i) and (ii). Notwithstanding the foregoing, for the purpose of defining which patent claims are Necessary Claims, the Specification shall be deemed not to include (1) any enabling technologies that may be needed to make or use any product that complies with the Specification but are not themselves expressly set forth in the Specification, (including, for example, basic computer and network technology, Applications Programming Interfaces ("APIs"), semiconductor manufacturing technology, compiler technology, object-oriented technology and operating system technology); (2) the implementation of specifications developed elsewhere but referred to or incorporated in the body of the Specification; or
(3) any portions of any product and any combinations of any product, the purpose or function of which is not required for compliance with the Specification.

1.7 "Fully Compliant" means: (a) an implementation of the Specification which supports or implements all of the portions of the Specification defined by the Specification as being "Required" or (b) an implementation of all portions of the Specification required for a specific type of product or component thereof.

1.8 "Contributions" mean any ideas, suggestions or comments submitted in writing by a representative of a Sponsor or a Participant, and approved by such Sponsor or Participant, for the purpose of proposing additions to or modifications of the Specification.

1.9 "Confidential Information" may include but is not limited to, proprietary information of the Sponsors, the nonfinal versions of the Specifications and the contributions each Sponsor and each Participant makes to the specification.

2.     Covenants

2.1 Grants of Licenses to Sponsors, Participants, and Adopters. Upon agreement by the Sponsors as to the final version of the text of the Specification as set out in Section 4.3, each Sponsor (on behalf of itself and its Affiliates) hereby covenants to grant to each of the other Sponsors, all Participants, and all Adopters under reasonable terms and conditions that are


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demonstrably free of any unfair discrimination, a nonexclusive, irrevocable, nontransferable, nonsublicenseable worldwide license under its Necessary Claims to implement the Specification and to make, have made, use, import, offer to sell, lease, sell, promote and otherwise distribute the resulting implementation (whether implemented in hardware, software, or some combination of hardware and software); provided, however, (i) the resulting implementation is Fully Compliant, (ii) such license shall not extend to features of a product which are not required to comply with the Specification or to other specifications and APIs, such as a Sponsors' operating system API, and (iii) such license shall be granted only to the extent that the resulting implementation is used for the purposes of home networking over the powerline. Each Sponsor (on behalf of itself and its Affiliates) hereby agrees that it shall not seek and injunction and hereby waives its rights to an injunction, with respect to infringement of the Sponsors Necessary Claims by products or services that are substantially Fully Compliant with the Specification, against Fellow Adopters that are entitled to receive a license under the Sponsor's Necessary Claims. Such waiver of injunctive relief shall not prohibit a Sponsor from seeking or receiving damages, including enhanced damages for willful infringement, from any Fellow Adopter.

2.2 Enforcement of Agreements. Each of the Sponsors shall promptly notify the other Sponsors of any breach, that may come to such Sponsor's attention, of any Sponsor's Agreement, Adopter's Agreement, or Participant's Agreement by a Sponsor, Adopter or Participant. Each Sponsor shall have the right to enforce compliance with the terms of such agreements by Sponsors, Adopters and Participants upon notice to the other Sponsors. Any Sponsor may, at its option, bring suit against such other Sponsor, Adopter or Participant to enforce such agreement, provided the enforcing Sponsor has given written notice of breach to the breaching party. The notice shall summarize the breach and the corrective action, which must be undertaken to cure the breach. In the event the breach is not cured within (30) days from the date of notice, the enforcing Sponsor may bring suit to enforce the agreement without liability to the enforcing Sponsor or the other Sponsors, and may seek against the breaching party any remedy available at law or equity provided, however, that if such breach is of a nature which cannot reasonably be cured within thirty (30) days, then the suit may not be brought against the breaching party so long as it is proceeding with due diligence to cure such breach and it does so within a reasonable time; but in no event shall the cure period extend beyond ninety (90) days of the notice date without a 2/3 majority vote of the Sponsors. The other Sponsors shall, at their discretion, provide reasonable assistance in the prosecution of such suit, at the expense of the enforcing Sponsor (except for the value of time of the assisting party's employees); provided, however, that no Sponsor shall be required to be named as a party to such suit. In the event a Sponsor does not wish to participate in the enforcement action and is nonetheless joined as a necessary party or the like, the Sponsor(s) initiating the enforcement action agree(s) to pay the reasonable expenses incurred by the joined Sponsor in such enforcement action (except for the value of time of the assisting Sponsor's employees). The enforcing Sponsor(s) will retain any recovery in such suit.

2.3 Copyright Notices. Any publication of the Specification shall contain an appropriate copyright notice in the name of the Alliance. Public references to the Specification shall attribute authorship to the Alliance to the extent practical.

2.4 References to Specification. The Sponsors hereby agree not to assert against any Fellow Adopter any trademark or trade name rights they may have now or hereafter in any name or logo unanimously adopted by the Sponsors for use in connection therewith or with this Agreement. If


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the Sponsors agree to claim or assert trademark or trade name rights in such name or logo, they agree to use commercially reasonable efforts, that represent the best interests of all parties, to agree on the nature of ownership, licensing, guidelines for usage, and registration of such name or logo. Prior to adoption of a new name or logo, the Sponsors shall transmit a proposed name or logo to the Participants and Adopters for comments regarding any claimed rights in such new name or logo. The Sponsors will not use any name or logo unanimously adopted by the Alliance except to refer to the Specification and to products which fully comply with the Specification.

3.     Copyright Ownership/Modifications to Specification

3.1 Title. Each Sponsor hereby grants to the Alliance a nonexclusive, irrevocable, nontransferable, nonsublicensable, royalty-free worldwide license under all copyrights contained in its Contributions submitted by a representative of a Sponsor, and approved by such Sponsor, for inclusion in the Specification. Each Sponsor agrees that the Alliance hereby grants to each of the Sponsors a royalty free, fully paid-up, nonexclusive, irrevocable, nontransferable, nonsublicensable worldwide license under the Alliance's copyrights in the Specifications, including the right to enforce the copyright in the Specifications on behalf of the Alliance. Any Sponsor may propose a copyright enforcement action, and the other Sponsors shall have the right to exercise all right, title, and interests to its copyrights at their own expense and at their own discretion. On request of any Sponsor considering suit against a third party to enforce the Alliance's copyrights, the other Sponsors shall, at their discretion, provide reasonable assistance in the prosecution of such suit, at the expense of the prosecuting party (except for the value of time of the assisting Sponsor's employees); provided, however, that no Sponsor shall be required to be named as a party to such suit. In the event a Sponsor does not wish to participate in the copyright enforcement action and is nonetheless joined as a necessary party or the like, the Sponsor(s) initiating the enforcement action agree(s) to pay the reasonable expenses incurred by the joined Sponsor in such enforcement action (except for the value of time of the joined Sponsor's employees). The enforcing Sponsor(s) will retain any recovery in such suit resulting from infringement of the copyrights. If a Sponsor wishes to register the Specification with the Copyright Office, it may do so at its own expense in the name of the Alliance, and the other Sponsors shall cooperate with such Sponsor to the extent reasonably required to file the application for copyright registration. No further obligation will exist after the application is filed.

3.2 Modifications. Any modifications to or derivative works of the Specification, whether or not submitted by a representative of a Sponsor, and approved by such Sponsor, for inclusion in the Specification shall be owned solely by the Sponsor(s) creating them, subject to the underlying copyright of the Alliance in the Specification, unless and until such modification or derivative work is adopted as an update to the Specification, at which time the copyright shall be owned by the Alliance. However, except for excerpts or quotations from a published Specification, no Sponsor shall publish such a modified or derivative work or translation into a foreign language without the express written consent of the other Sponsors. This restriction on modified or derivative works shall not apply to any Sponsor once the Sponsor withdraws, provided however the Alliance shall retain its right to an assignment of the copyrights in such modified or derivative works by adopting them as an update to the Specification. The parties will cooperate from time to time with respect to responsibility for translation of the Specifications into foreign languages, and shall equally share the out-of-pocket costs therefor.


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4.     Specification Completion

4.1 Specification Release to Participants and Adopters. The Sponsors shall cooperate to finalize the Specification according to the following procedure:

       4.1.1 Any proposal for the Specification shall be authorized for release to third parties (including Adopters and Participants) only by 2/3 majority agreement of the Sponsors.

       4.1.2 The Sponsors shall use reasonable efforts to expedite edits/changes suggested to each revision of the Specification as quickly as possible.

4.2 Specification Development. Non-final revisions of the Specification may be designated unreleased or released and shall be maintained in confidence and only disclosed pursuant to the terms herein. Unreleased revisions shall only be shared among the Sponsors and Participants. Agreement of a 2/3 majority of the Sponsors is required to designate an unreleased revision as a released revision.

4.3 Published Specification. The Specification or any proposed update thereof shall be deemed final and is adopted when the Sponsors agree by a 2/3 majority, in writing, that such version of the Specification is final. For purposes of voting on the Specification or for any other voting under this Agreement, the Affiliates shall not be entitled to vote and their approval is not required in connection with any vote. Such final Specification shall become effective and be made publicly available after the thirty (30) day period specified in Section 4.3.1.

       4.3.1 Each Sponsor shall have the opportunity to review the final draft of a Specification or revision prior to voting on adopting such final draft. The Sponsors therefore agree that all Sponsors shall be notified in writing or by email when a final draft of a Specification or revision is available for review. The review period shall be thirty (30) days from the notification. Each party, within such thirty (30) days, may identify with particularity any portions of the Specification or revision it finds objectionable and shall provide a reasonable explanation for the objection. No Sponsor, Participant, or Adopter shall have any duty to perform any patent search prior to any vote on a Specification or revision.

       4.3.2 Any Sponsor that votes against the Specification as adopted may choose to withdraw from this Agreement under Section 6 by written notice to all other Sponsors sent within thirty (30) days after the date on which the Secretary receives the 2/3 majority necessary for adoption of the Specification. Following such withdrawal, the Sponsor will have only those rights and obligations hereunder set forth under Section 6.2. A Sponsor shall be considered to have adopted the final Specifications, with all rights and obligations with respect thereto under this Agreement, if such Sponsor (i) voted in favor of the proposed final Specifications or (ii) failed to vote or voted against such proposed final Specifications and did not so withdraw within such thirty days.

4.4 Updates to the Specification. Once Sponsors have agreed upon a final Specification under Section 4.3 above, any updates or alterations to the finalized Specification shall be treated as a


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proposal to develop a new Specification, and shall be subject to the same processes and procedures used for development of the original Specification as outlined above. Each Sponsor may, in its sole discretion, cooperate with development of such new Specification or withdraw with regard to such new Specification without withdrawing from an earlier adopted Specification. Adoption of such a new Specification shall not terminate any right or obligation of any Sponsor under this Agreement, including the licenses granted, received or agreed to be made available with respect to an earlier adopted Specification.

5.     Confidentiality

5.1 Confidential Information. Each Sponsor will maintain the Confidential Information of the other Sponsors, the non-final versions of the Specification and the Contributions each other Sponsor and each Participant makes to the Specification in confidence with at least the same degree of care that it uses to protect its own confidential and proprietary information, but no less than a reasonable degree of care under the circumstances and will neither disclose nor copy the non-final versions of the Specification except as necessary for its employees and contractors (under obligation of confidentiality) with a need to know for the purpose of developing or updating the Specification or implementing a product according to the Specification. Obligations of confidentiality shall only extend to Confidential Information that: (a) is marked to connote its confidential or proprietary nature at the time of disclosure; or, (b) is unmarked (e.g. orally disclosed or that by its nature can not be marked), but identified and treated as confidential at the time of disclosure, and is designated as confidential in a written memorandum in the form of the HomePlug Powerline Alliance Oral Confidential Information Memorandum attached hereto as Attachment C and sent to recipient's representative within thirty (30) days of disclosure, summarizing the Confidential Information sufficiently for identification. Any information incorporated in a particular revision of the Specification, including any exhibits or attachments thereto, shall be permitted to be released upon agreement of the Sponsors pursuant to Section 4 hereof. Any copies which are made will be marked "confidential," "proprietary" or with a similar legend. Unless the parties agree otherwise, this obligation of confidentiality will expire 3 years from the date of disclosure of such Confidential Information hereunder. A party will not, however, be liable for the disclosure of any Confidential Information which is:

       a) rightfully in the public domain other than by the recipient's breach of a duty;

       b) rightfully received from a third party without any obligation of confidentiality, or

       c) rightfully known to the recipient without any limitation on use or disclosure prior to its receipt from the disclosing party; or

       d) independently developed by employees of the recipient without access to the disclosed information; or

       e) rightfully disclosed as required by law, provided however, that prior to disclosing such Confidential Information, the recipient subject to the order to disclose promptly notifies the disclosing party and upon the disclosing party's request, cooperate with the disclosing party in contesting the request to disclose;

       f)     made public by unanimous agreement of the Sponsors; or


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       g)     inherently disclosed in the marketing or sale of a product or service.

5.2 Residuals. This Agreement and the terms of confidentiality hereunder shall not be construed to limit any Sponsors right to independently develop or acquire products or technology, including similar or competing products or technology, without the use of another party's Confidential Information. Any party shall be free to use for any purpose the residuals resulting from access to or work with the Confidential Information defined in Section 5.1, provided that such party shall maintain the confidentiality of such Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be inadvertently retained by persons who have had access to such Confidential Information, including ideas, concepts, know-how or techniques contained therein. No party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to any party a license under the other party's copyrights, patents, or trademarks. Contributions will be based upon the actual knowledge of the submitting Sponsor's representative providing the Sponsor's input. For purposes of this section, "actual knowledge" does not include knowledge of the Sponsor inputted to such employee or residuals resulting from such employee's access or work with the confidential or proprietary information of third parties, provided that any agreement between such Sponsor and any such third party protecting such confidential or proprietary information includes an agreement, express or implied, that the parties are free to use such residuals for such purpose.

6.     Withdrawal

6.1 Notice of Withdrawal. A Sponsor may, on written notice to the other Sponsors, withdraw from this Agreement.

6.2    Effect of withdrawal. Upon withdrawal by a Sponsor.

       6.2.1 All covenants and licenses granted by and to such withdrawing Sponsor with respect to any final Specification adopted by the withdrawing Sponsor as of the date of such withdrawal shall continue in full force and shall extend to and from entities who were, are or later become Fellow Adopters (and their Affiliates as provided in the license), even after such withdrawal. No covenant or license with respect to patents and copyrights shall be deemed granted or received or required to be granted by such withdrawn Sponsor as to a new Specification or new revisions of the Specification adopted after the date of such withdrawal, except as set forth in Section 6.2.3. For the avoidance of doubt, in the event any Sponsor withdraws prior to the publication of the first final version of the Specification, the covenants of such withdrawn Sponsor to grant licenses are extinguished and of no effect.

       6.2.2 A withdrawing Sponsor must identify in its notice of withdrawal, with reasonable specificity, any technical Contribution it has made with regard to any as yet unadopted revision or proposed update to the Specification being considered at the time of withdrawal or to any Specification adopted within thirty (30) days of such notice if such withdrawal is being done under Section
              4.3.1. Any technical


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              Contribution not noticed will be licensed under Section 2.1.
              Additionally, the copyrights in any materials contributed by such Sponsor as of the time of withdrawal shall still be subject to the provisions of Section 3.1 above.

       6.2.3 The obligations of a withdrawn Sponsor to license Necessary Claims as set forth in Section 2 of this Agreement shall continue as to a new Specification or revision if such new Specification or revision: (i) defines a network which is backwards compatible to a prior Specification for which the Sponsor is obligated to grant licenses, and (ii) uses a Necessary Claim in a substantially similar manner and to a substantially similar extent as the Necessary Claim was used in a prior Specification for which the Sponsor is obligated to grant licenses. In no event is a withdrawn Sponsor obligated to license any additional Necessary Claims under this subsection.

7.     General

7.1 No Other Licenses. Except for the rights expressly provided by this Agreement, no Sponsor grants or receives, by implication, or estoppel, or otherwise, any rights under any patents or other intellectual property rights.

7.2 Limited Effect. This Agreement shall not be construed to waive any Sponsor's rights under law or any other agreement except as expressly set out here.

7.3 No Warranty. Sponsor acknowledges that the Specification is provided "AS IS" WITH NO WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, FITNESS FOR ANY PARTICULAR PURPOSE, OR ANY WARRANTY OTHERWISE ARISING OUT OF ANY PROPOSAL, SPECIFICATION, OR SAMPLE.

Notwithstanding the above, each Sponsor warrants that the Sponsor has not contributed any third party confidential information to the Specification and that it has the authority to enter into this Agreement.

7.4 Damages. In no event will Sponsors be liable to any Fellow Adopter for any loss of profits, loss of use, incidental, consequential, indirect, or special damages arising out of this Agreement or any Adopter or Participant agreements related hereto, whether or not such party had advance notice of the possibility of such damages.

7.5    Notices. Shall be sent to:

Lubos Parobek
3Com Corporation
5400 Bayfront Plaza
PO Box 58145 M/S 14105
Santa Clara, CA 95052-8145


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Cyrus Namazi
Advanced Micro Devices, Inc
1 AMD Place, MS 17
Sunnyvale, CA 94088-3454

Phil Hunt
Cisco Systems, Inc.
250 Apollo Drive
Chelmsford, MA 01824

Rich Kennedy
Compaq Computer Corporation
MS060701
PO Box 692000
Houston, TX 77070-2698

Attn: Contracts Manager
Conexant Systems, Inc.
4311 Jamboree Road
Newport Beach, CA 92660

Bob Dillon
Enikia Incorporated
200 Centennial Avenue Suite 205
Piscataway, NJ 08854

Post Contracts Management
Intel Corporation
JF3-149
2111 N.E. 25th Avenue
Hillsboro, OR 97124 USA

Eric Buffkin
Intellon Corporation
5100 West Silver Springs Blvd.
Ocala, FL 34482

Vincent Izzo
Motorola Broadband Communications Sector
101 Tournament Drive
Horsham, PA 19044

Jim Cady: President, Communications Division
S3 Incorporated
312 SE Stonemill Drive, Suite 150
Vancouver, WA 98684


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David Martella
Tandy Corporation
100 Throckmorton Street
Fort Worth, TX 76102

Ryan Middleton
Texas Instruments Incorporated
M/S 8725
12500 TI Boulevard
Dallas, TX 75243

7.6 Governing Law. This Agreement shall be construed and controlled by the substantive laws of California without reference to conflict of laws principles. Any litigation arising out of this Agreement shall take place in California, and all parties irrevocably consent to jurisdiction of the state and Federal courts there.

7.7 Not Partners. The Sponsors are independent companies and are not partners or joint venturers with each other. While the Sponsors may select an entity to handle certain administrative tasks for them, no party is authorized to make any commitment on behalf of all or any of them.

7.8 Complete Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements and understandings relating hereto. No modifications or additions to or deletions from this Agreement shall be binding unless accepted in writing by an authorized representative of all parties.

7.9 Termination: This agreement continues for each Sponsor until terminated with respect to such Sponsor upon events such as withdrawal or default.

7.10. Publicity: No Sponsor may make any statement on behalf of the Alliance without the prior approval of the Sponsors.

7.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and timely delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

7.12 Assignment. No party may assign any of its rights, duties or obligations under this agreement in whole or in part without a 2/3 vote of the other Sponsors.

7.13 Severability. If any provision of this Agreement becomes or shall be held by a court of competent jurisdiction to be contrary to any law, such provision shall be stricken and the remaining provisions shall remain in full force and effect so long as the remaining Agreement still represents the intent of the parties.


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In witness of their agreement, the Sponsors have executed this Agreement below:


3COM CORPORATION                               ADVANCED MICRO DEVICES, INC.                CISCO SYSTEMS, INC.
By:                                            By:                                         By:
          --------------------------------             -------------------------------               -------------------------------

Name:                                          Name:                                       Name:
          --------------------------------             -------------------------------               -------------------------------

Title:                                         Title:                                      Title:
          --------------------------------             -------------------------------               -------------------------------

Date:                                          Date:                                       Date:
          -------------------------------              -------------------------------               -------------------------------


COMPAQ COMPUTER CORPORATION                    CONEXANT SYSTEMS, INC.                      ENIKIA, INC.
By:                                            By:                                         By:
          --------------------------------             -------------------------------               -------------------------------

Name:                                          Name:                                       Name:
          --------------------------------             -------------------------------               -------------------------------

Title:                                         Title:                                      Title:
          --------------------------------             -------------------------------               -------------------------------

Date:                                          Date:                                       Date:
          -------------------------------              -------------------------------               -------------------------------


INTEL CORPORATION                              INTELLON CORPORATION                        MOTOROLA CORPORATION
By:                                            By:                                         By:
          --------------------------------             -------------------------------               -------------------------------

Name:                                          Name:                                       Name:
          --------------------------------             -------------------------------               -------------------------------

Title:                                         Title:                                      Title:
          --------------------------------             -------------------------------               -------------------------------

Date:                                          Date:                                       Date:
          -------------------------------              -------------------------------               -------------------------------


S3 INCORPORATED                                TANDY CORPORATION                           TEXAS INSTRUMENTS
By:                                            By:                                         By:
          --------------------------------             -------------------------------            -------------------------------

Name:                                          Name:                                       Name:
          --------------------------------             -------------------------------            -------------------------------

Title:                                         Title:                                      Title:
          --------------------------------             -------------------------------            -------------------------------

Date:                                          Date:                                       Date:
          -------------------------------              -------------------------------            -------------------------------


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                 HOMEPLUG POWERLINE ALLIANCE SPONSORS' AGREEMENT

                                  Attachment C

                    ORAL CONFIDENTIAL INFORMATION MEMORANDUM

Date:

To:

The HomePlug Powerline Alliance Networking Sponsor's Agreement ("Agreement") "provides that Confidential Information disclosed orally (or that by its nature can not be marked) becomes subject to the Agreement's confidentiality provisions if it is treated as confidential at the time of disclosure, and is designated as confidential in a written memorandum ... sent to recipient's representative within thirty (30) days of disclosure, summarizing the Confidential Information sufficiently for identification."

By completing and signing this form, the undersigned gives the recipient notice that the information disclosed on the following date is considered Confidential Information under the Agreement and shall be kept confidential by the recipient according to its terms.

Date of Disclosure of Confidential Information:
                                               ---------------------------------

Location:
         -----------------------------------------------------------------------

Description of Confidential Information disclosed:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

All other terms and conditions of the Agreement shall remain in full force and effect. Nothing contained herein shall be construed as amending or modifying the terms of the Agreement.

From:

------------------------------------------
(Sponsor's Name)

Represented by:

------------------------------------------
(Signature)

------------------------------------------
(Printed Name)

------------------------------------------
(Title)